Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form SB-2, our report dated October 17, 2006 on the consolidated financial statements of Michelex, Inc. and its subsidiaries (the “Company”) for the fiscal years ended December 31, 2005 and 2004. We also consent to the related reference to our firm under the caption “Experts” in the Prospectus included in this Registration Statement.

/s/ Seligson & Giannattasio, LLP

White Plains, New York
December 1, 2006